EXHIBIT 99.1



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                                    AGREEMENT

      Pursuant to Rule 13d-l(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Centris Group, Inc. or any subsequent acquisitions or dispositions of equity securities of Centris Group, Inc. by any of the undersigned.

Dated: January 11, 1999

                                    HOLLYBANK INVESTMENTS, LP



                                    By: /s/ Dorsey R. Gardner
                                        -------------------------
                                          Dorsey R. Gardner
                                          General Partner


                                    /s/ Dorsey R. Gardner
                                    ---------------------------------
                                    Dorsey R. Gardner